UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549-1004



                                    FORM 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
               (Date of earliest event reported) December 18, 2002


                             INSIGNIA SYSTEMS, INC.
                             ----------------------
             (Exact name of registrant as specified in its chapter)




           Minnesota                      0-19380                 41-1656308
----------------------------            ------------         ------------------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)


6470 Sycamore Court North, Maple Grove, Minnesota                   55369
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   (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (763) 392-6200
                                                   --------------


              5025 Cheshire Lane North, Plymouth, Minnesota 55446
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          (Former name or former address, if changed since last report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On December 23, 2002, Insignia Systems, Inc. ("Insignia" or "the Company") acquired all of the assets comprising the ValuStix(R) business from Paul A. Richards, Inc., a New York company ("PAR"), for $3,000,000 in cash, plus a five-year royalty based on annual net sales over a threshold amount, pursuant to an Asset Purchase Agreement dated December 23, 2002 between Insignia Systems, Inc. and Paul A. Richards, Inc. The price was determined based on the value of the assets transferred and expectations concerning future sales of the product line. PAR is not related to the Company in any manner. The Company will continue to use the assets acquired to operate the ValuStix(R) business.

In connection with the transaction, Insignia Systems, Inc. entered into an Employment Agreement with Paul A. Richards dated December 23, 2002. The Employment Agreement is effective for five years, provides for an annual salary of $150,000 and can be terminated under certain terms and conditions, as defined in the Employment Agreement.

In connection with the transaction, Insignia Systems, Inc. entered into a Royalty Agreement with Paul A. Richards, Inc. dated December 23, 2002. The Royalty Agreement is effective for five years and provides for royalties to be paid to PAR for net sales of ValuStix(R) products, based upon certain annual thresholds and varying rates of royalties, as defined in the Royalty Agreement. Insignia funded the cash payment for the acquisition using a portion of the funds recently received from a private placement of the Company's common stock.


ITEM 5. OTHER EVENTS.

On December 18, 2002, Insignia Systems, Inc. ("Insignia") closed a private placement of $7,500,000 of common stock to a small group of accredited investors ("the Purchasers" or "the investors") at a price of $9.19 per share, pursuant to a Securities Purchase Agreement among Insignia Systems, Inc. and the Purchasers. The price represented a 15% discount from the average closing bid price of Insignia's common stock over the five days prior to the closing.

In connection with this transaction, Insignia entered into a Registration Rights Agreement with the Purchasers dated December 18, 2002. This Agreement provides that Insignia shall file an initial Registration Statement with the Securities and Exchange Commission ("the Commission") on Form S-3 to register the common shares within 30 days of Closing. Additionally, the Agreement provides that Insignia shall have the shares registered effectively within 90 days (120 days if Insignia has been notified in writing by the Commission that the Registration Statement will receive a full review) after the date of Closing, or Insignia will incur a penalty as defined in the Agreement.

In connection with this transaction, Insignia issued warrants to the investors entitling them to purchase an additional 244,827 shares of Insignia's common stock at an exercise price of $12.44 per share for a


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five-year period. The warrants are callable by Insignia after one year if, among other conditions, Insignia's common stock has traded at 175% of the exercise price for 30 consecutive trading days. Additionally, a warrant to purchase
40,805 shares with the same terms was issued to the Placement Agent.

After giving effect to the common stock issued pursuant to the Securities Purchase Agreement, Insignia has 11,760,520 shares of common stock issued and outstanding.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed by an amendment to this Form 8-K not later than 60 days after the date this Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be filed by an amendment to this Form 8-K not later than 60 days after the date this Form 8-K was required to be filed.

(c) Exhibits

Ex. No.           Description

2. Asset Purchase Agreement dated December 23, 2002 between Insignia Systems, Inc. and Paul A. Richards, Inc. (omitted schedules available upon request)

4.1 Securities Purchase Agreement dated December 18, 2002 among Insignia Systems, Inc. and the Purchasers

4.2 Registration Rights Agreement dated December 18, 2002 among Insignia Systems, Inc. and the Purchasers

4.3 Form of Warrant dated December 18, 2002 between Insignia Systems, Inc. and the Holders

10.1 Employment Agreement dated December 23, 2002 between Insignia Systems, Inc. and Paul A. Richards

10.2 Royalty Agreement dated December 23, 2002 between Insignia Systems, Inc. and Paul A. Richards, Inc.

99.1     Press release dated December 19, 2002

99.2     Press release dated December 23, 2002


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Insignia Systems, Inc.
                                      ------------------------------------------
                                                     (Registrant)

Date: December 31, 2002
                                   By            /s/ Denni Jo Lester
                                      ------------------------------------------
                                      (Denni Jo Lester, Chief Financial Officer)
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                                  EXHIBIT INDEX


Ex. No.  Description
-------  -----------

2. Asset Purchase Agreement dated December 23, 2002 between Insignia Systems, Inc. and Paul A. Richards, Inc. (omitted schedules available upon request)

4.1 Securities Purchase Agreement dated December 18, 2002 among Insignia Systems, Inc. and the Purchasers

4.2 Registration Rights Agreement dated December 18, 2002 among Insignia Systems, Inc. and the Purchasers

4.3 Form of Warrant dated December 18, 2002 between Insignia Systems, Inc. and the Holders

10.1 Employment Agreement dated December 23, 2002 between Insignia Systems, Inc. and Paul A. Richards

10.2 Royalty Agreement dated December 23, 2002 between Insignia Systems, Inc. and Paul A. Richards, Inc.

99.1     Press release dated December 19, 2002

99.2     Press release dated December 23, 2002